Exhibit 99.4

Exhibit 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • June 2011

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

DCM Brokers, LLCMember FINRA/SIPCServicing Agent626 W. Jackson, Suite 600Chicago, IL 60661

2	Grant Park Fund Performance Report • June 2011

Market Commentary: June 2011Currencies: The U.S. dollar posted strong gains against international counterparts after reports showed a narrower U.S. trade deficit. The dollar rose higher on increased demand for safe-haven assets amidst continuing concerns regarding a potential Greek debt collapse. Conversely, higher-yielding currencies, including the Australian and New Zealand dollars experienced heavy losses as investors sought safer investments. Energy: Crude oil markets fell nearly 12% in June following depressed industrial demand forecasts which spurred liquidations. Adding to crude oil’s declines were improved supply forecasts stemming from increased production in Saudi Arabia and the release of reserves from the International Energy Agency. Natural gas also moved lower as U.S. Energy Information Administration reports showed a larger-than- expected increase in domestic inventories. Equities: Ongoing uncertainty regarding the fate of the Greek financial system weighed heavily on the equity markets. Uncertainty about a possible Greek collapse caused investors to liquidate global equity positions and adopt more risk-averse portfolios. Furthering the decline in the North American markets was disappointing unemployment data and cautious comments from the Chairman of the U.S. Federal Reserve.

Fixed Income: U.S. Treasuries predominantly finished higher as equity weakness increased demand for more risk-averse assets. Also adding to the rally in the domestic debt markets were reports showing an increase in Chinese demand for U.S. debt. In the Eurozone, Bund prices also moved higher as comments from the European Central Bank President failed to provide any clarity on the timeframe for a new Greek bailout plan. Grains/Foods: Alleviated supply concerns in the grains markets put heavy pressure on prices. Favorable weather conditions in key U.S. farming regions and the lifting of a Russian grains export ban were the main drivers behind elevated supply forecasts. Sugar prices rallied sharply due to delays at key Brazilian ports and weak Brazilian supply data.Metals: Precious metals markets fell, driven lower by liquidations from large commodity funds attempting to lock in profits following recent upward trends in the gold and silver markets. Base metals markets also moved lower due to weak global economic data including falling U.S. home prices, weak consumer confidence in Germany, and disappointing Chinese manufacturing data. Also weighing on the base and precious metals markets was a stronger U.S. dollar.

A Units (Closed to New Investment)

2000 2001 2002 2003 2004 2005

11.0%	7.0% 15.3%20.0% -7.6%-3.

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YTD

2006 3.5% -3.3% 4.1% 9.5% -0.8%-2.9%-3.7% 2.2% -1.1%-0.6% 3.6% -0.9%9.1%

2007 1.3% -4.2%-4.6% 5.2% 4.6% 4.2% -3.7%-3.7% 8.8% 5.2% -0.7% 0.6% 12.6%

2008 2.5% 9.7% -0.6%-0.1% 2.1% 3.1% -5.1%-2.4% 1.3% 4.8% 2.8% 1.1% 19.9%

2009 -0.9%-0.8%-3.3%-1.7% 1.6% -3.4%-1.3% 1.1% 1.2% -2.6% 4.2% -3.6%-9.

2010 -8.0% 0.6% 4.1% 1.8% -3.8%-0.2%-1.7% 2.8% 3.2% 4.3% -2.6% 4.6% 4.5%

2011 -0.5% 2.3% -2.5% 3.8% -6.9%-3.8% -7.

B Units (Closed to New Investment)

2003 2004

7.7%	-8.4%-4.

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YTD

2006 3.4% -3.4% 4.0% 9.4% -0.9%-2.9%-3.7% 2.1% -1.2%-0.7% 3.5% -0.9%8.

2007 1.2% -4.3%-4.6% 5.2% 4.5% 4.1% -3.8%-3.8% 8.7% 5.2% -0.7% 0.6% 11.

2008 2.4% 9.6% -0.7%-0.2% 2.0% 3.0% -5.1%-2.5% 1.2% 4.7% 2.7% 1.0% 18.

2009 -1.0%-0.9%-3.3%-1.8% 1.6% -3.5%-1.3% 1.1% 1.1% -2.6% 4.2% -3.6%-9.

2010 -8.0% 0.6% 4.0% 1.7% -3.9%-0.3%-1.7% 2.7% 3.2% 4.3% -2.6% 4.5% 3.

2011 -0.6% 2.2% -2.5% 3.7% -7.0%-3.8% -8.

Global 1 Units

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YTD

2009 -0.3%2.0% -3.2%-1.3%1.1% 1.2% -3.2%3.8% -4.2%-4.3%

2010 -7.8%0.7% 3.7% 1.5% -2.2%0.3% -2.5%2.7% 2.0% 3.7% -2.1%3.6% 2.9%

2011 -0.7%2.0% -1.9%2.9% -6.5%-3.3% -7.6%

Global 3 Units

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YTD

2009 -0.4% 1.8% -3.5%-1.4% 0.9% 1.0% -3.4% 3.5% -4.4%-6.0%

2010 -8.0% 0.5% 3.4% 1.3% -2.4% 0.1% -2.7% 2.5% 1.8% 3.5% -2.3% 3.4% 0.7%

2011 -0.9% 1.8% -2.0% 2.8% -6.7%-3.5% -8.6%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report • June 2011 3

A and B UnitsGlobal UnitsSector Positions at Month-EndSector Positions at Month-EndMonthly Exposure by SectorMonthly Exposure by SectorTrading Performance by SectorPerformance reported is gross of fees and expenses.

Monthly Exposure by Sector

Sector Positions at Month-End

Understand your Risks

• Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.• No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units. • Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.• Commodity futures trading may be illiquid.• An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.• Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.• Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.• Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.• You will have no right to participate in the management of Grant Park.• The structure and operation of Grant Park involves several conflicts of interest.• Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

4	Grant Park Fund Performance Report • June 2011

Grant Park Fund At-A-Glance

Product Global Units A and B

Class 1 3

Account Type Fee-based Commission-based

Minimum Investment $5,000 $5,000

Retirement Account $1,000 $1,000

Trading Strategy

Traditional, systematic, medium-tolong-term trend-trading

systematic, pattern recognition model focused on

Breakeven Level 4.66% 7.15% Closed to New

Redemptions Monthly after 90 daysMonthly after 90 days

Penalty No 1.5% on a declining scale

0.5%	per quarter

Sectors Traded 6 6

Eligibility Varies by state, but not less than $750k net worth or $

No investor should invest more than 10% of his/her

Statistics

Statistics Since 1

January 1989—June

Total Fund Assets (A,B, Legacy,$859M

12-Month Return

2.2%

Average 12-Month Return

18.

36-Month Cumulative Return

-10.

60-Month Cumulative Return

17.

Compounded Annualized ROR

13.

3-Year Compounded Annualized ROR-3.

5-Year Compounded Annualized ROR3.2%

10-Year Compounded Annualized ROR5.4%

Worst Drawdown (5/89—10/89)-38.

Worst Drawdown Last 5 Years (12/08-16.

Average 1-month Gain

6.5%

Average 1-month Loss

-4.

# of Winning Months

143

# of Losing Months

127

—CorrelationClass A Units Analysis:

2011 Class 1 AandUnitsS&P Total2

July 2001—June

Moved in Opposite 45%

54	of 120

35%

Positive Results for

42	of 120

20%

Negative Results for

24	of 120

1 Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.2 It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering: Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.©2011 Grant Park Fund. All rights reserved.

www.grantparkfunds.com866-242-4055